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                                                                   EXHIBIT 10.52

                            CINCINNATI MILACRON INC.
                          1994 LONG-TERM INCENTIVE PLAN
                          AS AMENDED FEBRUARY 10, 2004

SECTION 1. GENERAL PROVISIONS

1.1    PURPOSES

       The purposes of the 1994 Long-Term Incentive Plan (the "Plan") of Cincinnati Milacron Inc. (the "Company") are to promote the interests of the Company and its shareowners by (i) helping to attract and retain individuals of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent management team;
       (iii) motivating key employees, by means of performance-related incentives; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling such individuals to participate in the long-term growth and financial success of the Company.

1.2    DEFINITIONS

       "Affiliate" - means any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has power to exercise management control.

       "Award" - means a Stock Option grant, a Restricted Stock grant and/or a Performance Award under the Plan.

       "Board of Directors" - means the board of directors of the Company.

       "Code" - means the Internal Revenue Code of 1986, as it may be amended from time to time.

       "Committee" - means those members of the Personnel and Compensation Committee of the Board of Directors, none of whom are Participants except under Section 5 herein, who are disinterested with regard to the Plan as set forth in Rule 16b of the Exchange Act and who qualify as an outside director pursuant to Code Section 162(m) and any regulations issued thereunder.

       "Common Stock" - means the common shares of the Company.

       "Corporation" - means the Company, its divisions, Subsidiaries and Affiliates.

       "Cost of Capital" - means dividends paid by the Company on its preferred and common stock adjusted to a pre-tax basis plus consolidated pre-tax interest expense.

       "Director" - means a member of the Board of Directors of the Company.

       "Disability Date" - means the date on which a Participant is deemed disabled under the employee benefit plans of the Corporation applicable to the Participant.


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       "Employee" - means any salaried employee of the Corporation.

       "EVA" - means Economic Value Added, which is the amount by which the before-tax earnings before interest costs exceeds or is less than the Cost of Capital as approved by the Board of Directors and the Company's independent auditors.

       "Exchange Act" - means the Securities Exchange Act of 1934, as amended.

       "Fair Market Value" - means the average of the high and low prices of the Common Stock on the date on which it is to be valued hereunder, as reported for New York Stock Exchange-Composite Transactions, or if there were no sales of Common Stock on that day, the next preceding day on which there were sales.

       "Incentive Stock Options" - means Stock Options which constitute "incentive stock options" under Section 422 (or any successor section) of the Code.

       "Non-Employee Director" - means a Director who is not an Employee.

       "Non-Qualified Stock Options" - means Stock Options which do not constitute Incentive Stock Options.

       "Participant" - means an Employee who is selected by the Committee to receive an Award under the Plan.

       "Performance Award" - means an award of cash or Common Stock pursuant to
       Section 4.

       "Performance Cycle" - means a fiscal year of the Company in which this Plan is in effect.

       "Restricted Period" - means the period of up to three (3) years selected by the Committee during which a grant of Restricted Stock may be forfeited to the Company.

       "Restricted Stock" - means shares of Common Stock contingently granted to a Participant under Sections 3, 4 or 5 of the Plan.

       "Retirement Date" - means the actual date of retirement from the Company
       (i) for those Participants who have attained age 55 and have at least ten Years of Credited Service (as that term is defined in the Cincinnati Milacron Retirement Plan); or, (ii) as may be determined under a temporary early retirement program.

       "Return on Capital" - means the pre-tax earnings of the Corporation as approved by the Committee plus consolidated pre-tax interest expense.

       "Share Value" - means the average of the Fair Market Value of the Common Stock for the two month period following the end of the Performance Cycle.

       "Stock Options" - means an Incentive Stock Option and/or a Non-Qualified Stock Option granted under Section 2 of the Plan.


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       "Subsidiary" - means any corporation in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of its stock.

1.3    ADMINISTRATION

       The Plan shall be administered by the Committee, which shall at all times consist of three or more members. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee's decisions are binding upon all parties.

1.4    ELIGIBILITY

       All Employees who have demonstrated significant management potential or who have contributed in a substantial measure to the successful performance of the Corporation, as determined by the Committee, are eligible to be Participants in the Plan. Also, in instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, adjustments are permitted at the discretion of the Committee subject to Section 1.5(a) below. Awards to Employees are made at the discretion of the Committee. Non-Employee Directors shall also participate pursuant to Section 5 herein.

1.5    SHARES RESERVED

       (a) There shall be reserved for grant pursuant to the Plan a total of 2,000,000 shares of Common Stock. In the event that (i)a Stock Option expires or is terminated unexercised as to any shares covered thereby, or (ii) Restricted Stock grants, other than those to the Company's officers and Non-Employee Directors, are forfeited or unearned for any reason under the Plan, such shares shall thereafter be again available for grant pursuant to the Plan.

       (b) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities granted or reserved for grant pursuant to the Plan, the number of outstanding Stock Options and the option price thereof, and the number of payable Performance Awards and shares of Restricted Stock.

1.6    CHANGE OF CONTROL

       Change of Control shall mean -

       o a Person or Group other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company or any of its subsidiaries, is or becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock and securities;


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              provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:
              (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clause (i) of section (c) of this section;

       o individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 60% of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board;

       o there is consummated a merger, consolidation or other corporate transaction, other than (i) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66?% of the combined voting power of the stock and securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or
              (ii) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person or Group is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding stock and securities;

       o the sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition by the Company of all or substantially all of the assets to an entity at least 66?% of the combined voting power of the stock and securities of which is owned by Persons in substantially the same proportions as their ownership of the Company's voting stock immediately prior to such sale; or

       o the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

       "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act (the "Exchange Act"), as such term is modified in
       Section 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by the Company, (ii) any affiliate (as defined in Rule 12b-2 promulgated under the Exchange Act) of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company. "Group" shall mean any group as defined in Section 14(d)(2) of the Exchange Act. "Beneficial Owner" shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.


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       In the event of a Change of Control of the Company (1) all time periods relating to the exercise or realization of Awards shall be accelerated so that such Awards may be exercised or realized in full beginning immediately following the Change of Control and extending for the remaining normal exercise period, (ii) all Common Stock deferred pursuant to Section 4(c) herein shall be released to the participant, and (iii) all Performance Awards eligible to be earned for the outstanding Performance Cycle will be immediately payable in full.

       Notwithstanding any other provision of this Plan to the contrary, and only with respect to Awards granted on or after February 10, 2004, a "Change of Control" shall not occur solely as a result of a financial restructuring or recapitalization of the Company that may occur during 2004 (the "2004 Restructuring") and, accordingly, the occurrence of the 2004 Restructuring shall not result in, among other things, (a) the accelerated vesting, exercisability, release, realization or payment of any such Awards and (b) the deemed satisfaction of any performance criteria related to any such Awards.

1.7    WITHHOLDING

       The Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, the amount of any taxes required to be withheld with respect to such Common Stock from the Participant may, at the Committee's discretion, be paid in cash, by tender by the Employee of the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld or, except for Non-Employee Directors receiving Awards of Common Stock pursuant to
       Section 5 herein, use of the Company's Key Employee Withholding Tax Loan Program.

1.8    NONTRANSFERABILITY

       No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

1.9    NO RIGHT TO EMPLOYMENT

       No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation. Further, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in a Stock Option or Restricted Stock agreement.

1.10   CONSTRUCTION OF THE PLAN

       The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Ohio.


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1.11   AMENDMENT

       (a) The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at anytime, provided that no amendment shall be made without stockholder approval which shall (i) increase (except as provided in Section 1.5(b) hereof) the total number of shares reserved for grant pursuant to the Plan, (ii) change the class of Employees eligible to be Participants, (iii) decrease the minimum option prices stated in Section 2.1 hereof (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or regulations thereunder), or (iv) extend the maximum period during which Non-Qualified Stock Options or Incentive Stock Options may be exercised or reduce the restriction period for Restricted Stock Awards (except as provided in Section 1.6 hereof).

       (b) With the consent of the Participant adversely affected thereby, the Committee may amend or modify any outstanding Award in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which (i) a Stock Option becomes exercisable, (ii) the restrictions on shares of Restricted Stock are removed or (iii) a Performance Award is payable.

  1.12   AUTHORITY OF COMMITTEE

        Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the Employees to receive Awards, and:

       (a) Stock Options. The number of shares to be covered by each Stock Option and the conditions and limitations, if any. in addition to those set forth in Section 2.2 hereof, applicable to the exercise of the Stock Option shall be determined by the Committee. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Stock Options.

           In the case of Incentive Stock Options, the maximum aggregate Fair Market Value (at the date of grant) of the shares, under this Plan or any other plan of the Company or a corporation which (at the date of grant) is a parent of the Company or a Subsidiary, which are exercisable by an Employee for the first time during any calendar year shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision.

       (b) Restricted Stock. The number of shares of Restricted Stock to be granted to each Participant, the duration of the Restricted Period during which and the conditions under which the Restricted Stock may be forfeited to the Company, and the terms and conditions of the Award in addition to those contained in Section 3.1 shall be determined by the Committee. Such determinations shall be made by the Committee at the time of the grant.

1.13   EFFECTIVE DATES

       The Plan shall be effective on January 2, 1994, and shall expire on the earlier of (i) a date determined by the Board of Directors, or (ii) the full use of the shares reserved for grant pursuant to the Plan, provided however, that the Plan shall be null and void unless approved at the 1994 annual meeting of the shareholders of the Company.


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1.14   GOVERNMENT AND OTHER REGULATIONS

       The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange on which the Common Stock may be listed. For so long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

1.15    NON-EXCLUSIVITY

        Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

1.16    FORFEITURE PROVISION

        If the Employee has (i) used for profit or disclosed confidential information or trade secrets of the Company to unauthorized persons, or
        (ii) breached any contract with or violated any legal obligations to the Company, or (iii) failed to make himself or herself available to consult with, supply information to, or otherwise cooperate with the Company at reasonable times and upon a reasonable basis, or (iv) engaged in any other activity which would constitute grounds for his or her discharge for cause by the Company or a Subsidiary, the Employee will forfeit all undelivered portions of an Award.

SECTION 2: STOCK OPTIONS

2.1    OPTION PRICE

       The Committee shall establish the option price at the time each Stock Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The option price shall be subject to adjustment in accordance with the provisions of
       Section 1.5(b) hereof.

2.2    EXERCISE OF OPTIONS

       (a) Except as stated in Section 2.2(c), each Stock Option by its terms shall require the Participant to remain in the continuous employ, or service to the Board of Directors if the individual is a Non-Employee Director and awarded Stock Options under Section 5 herein, of the Corporation for at least two years from the date of grant of the Stock Option before any part of the Stock Option shall be exercisable. Non-Qualified Stock



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           Options and Incentive Stock Options may not be exercisable later than ten years after their date of grant.

       (b) Stock Options shall become exercisable in installments with twenty-five percent (25%) becoming exercisable upon the second anniversary of the date of grant of the Stock Option and additional increments of twenty-five percent (25%) of the Stock Option shall become exercisable on each anniversary thereafter until the entire Stock Option is exercisable.

       (c) In the event a Participant ceases to be an Employee or a Non-Employee Director as a result of his death, all time periods related to the exercise of any outstanding Stock Options shall be accelerated and the Stock Options shall become exercisable immediately following the Participant's death and extending for the remaining normal exercise period. In the event a Participant ceases to be an Employee or a Non-Employee Director upon the occurrence of his Retirement Date, Disability Date, or otherwise with the consent of the Committee, his Stock Options shall be exercisable as described in 2.2(b) above as if the individual had remained as an Employee or Non-Employee Director. The Committee may at any time and with regard to all Participants or any individual Participant accelerate time periods related to the exercise of any outstanding Stock Options, and the Stock Option shall become exercisable immediately thereafter and extending for the remaining normal exercise period. In all other circumstances when a Participant ceases to be an Employee or a Non-Employee Director, his rights under all Stock Options shall terminate immediately.

       (d) Each Stock Option shall be confirmed by a Stock Option agreement executed by the Company and by the Participant which agreement shall designate the Stock Options granted as Incentive Stock Options or Non-Qualified Stock Options. The option price of each share as to which an Option is exercised shall be paid in full five (5) days from the date of such exercise, but in no event shall the shares issued pursuant to said option exercise be delivered to the Participant until said payment has been received by the Company. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, pursuant to the provisions of the Company's Key Employee Stock Option Loan Program, if applicable, (or any other loan program or arrangement which may be established by the Company under this Plan, or otherwise) or by a combination of the foregoing.

2.3    MAXIMUM NUMBER OF SHARES

       The maximum number of shares that may be granted to any Participant under all Stock Option Awards under this Plan during any one year shall not exceed 100,000 shares.

SECTION 3: RESTRICTED STOCK GRANTS

3.1 The terms and conditions regarding Restricted Stock grants are as follows:

       (a) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period.


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           Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or his legal representative, except that the Participant may defer receipt of his Restricted Stock under terms established by the Committee by extending the Restricted Period.

       (b) Except as provided in subsection (a) hereof, the Participant shall have all the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote during the Restricted Period.

       (c) In the event a Participant ceases to be an Employee or a Non-Employee Director during the Restricted Period as a result of his death, the restrictions imposed hereunder shall immediately lapse with respect to such shares of Restricted Stock. In the event a Participant ceases to be an Employee or a Non-Employee Director during the Restricted period and upon the occurrence of his Retirement Date, Disability Date, or with the consent of the Committee, the restrictions imposed hereunder shall continue as if the individual had remained as an Employee or Non-Employee Director. The Committee may at any time and with regard to all Participants or any individual Participant lapse any restrictions imposed hereunder with respect to shares of Restricted Stock. In all other circumstances in which a Participant ceases to be an Employee or Non-Employee Director, all shares of Restricted Stock shall thereupon be forfeited to the Company and the certificate or certificates representing such Restricted Stock shall be immediately canceled.

       (d) Each grant shall be confirmed by a Restricted Stock agreement executed by the Company and by the Participant.

SECTION 4: PERFORMANCE AWARD

       (a) The Committee shall determine which Participants are eligible to receive Performance Awards. Performance Awards will be based on a positive EVA for the Company. At the end of each Performance Cycle, EVA shall be determined. In the event EVA for the Company is large enough to enable all Participants to achieve 50% of the maximum EVA award possible under the Cincinnati Milacron Short-Term Incentive Plan, then the Participant shall receive a performance award of 25% of his base income.

       (b) At the Participant's election the Performance Award may be in cash or Common Stock.

           In the event the Participant elects to receive the payment in Common Stock, the Participant will receive, via deferral account with the Company, an amount equal to the Share Value of the number of shares equal to the Award. The shares shall be deferred until the earlier of the Participant's Retirement Date or the Participant's termination from the Company. In the event the Participant elects to receive the payment in Common Stock the Participant will also receive an additional and equal number of shares of Restricted Stock.

           Payment will be made as soon as possible after the Company receives and the Committee approves the report of the Company's independent auditors.




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       (c) In the event that a potential recipient of a Performance Award ceases to be an Employee upon the occurrence of his death, Retirement Date or Disability Date prior to the end of the Performance Cycle, then the Performance Award under Section 4(a) above shall be payable to the Participant or such Participant's heirs or legal representatives at the end of the applicable Performance Cycle. In all other circumstances in which a Participant ceases to be an Employee, Performance Awards shall terminate and no amounts shall be payable at any time.

       (d) Recipients of Performance Awards may elect to defer a portion or all of a Performance Award payment provided that the Participant's election to defer is made prior to the first day of the Performance Cycle (April 1 for the Performance Cycle commencing in 1994). Amounts so deferred shall have interest credited to the Participant's account at rates determined by the Committee from time to time. Such election shall be irrevocable and shall specify the date as of which deferred amounts are to be paid.

SECTION 5: NON-EMPLOYEE DIRECTORS

       (a) Each individual who first is elected a Non-Employee Director after the effective date of the Plan, but before the expiration of the Plan, shall be granted automatically upon election an Award of 500 shares of Restricted Stock. Each individual then serving as a Non-Employee Director shall receive a Non-Qualified Stock Option of 1,000 shares at or about the effective date of the Plan and at the beginning of each of the Company's fiscal years thereafter so long as the Plan is in effect. This formula may not be amended more than once within any six month period other than to comport with changes in the Code.



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